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                                                    EXHIBIT 10(B)

         AMENDMENT TO THE AMENDED AND RESTATED 1993 STOCK
          OPTION PLAN OF AMERICAN FREIGHTWAYS CORPORATION


     THIS AMENDMENT, made by the Board of Directors of American
Freightways Corporation (the "Company") is effective as of the date indicated below.

                       W-I-T-N-E-S-S-E-T-H:

     WHEREAS, the Company sponsors the Amended and Restated 1993
Stock Option Plan of American Freightways Corporation (the "Plan"); and

     WHEREAS, Article XIX of the Plan authorizes the Board of Directors of the Company to amend the Plan from time to time; and

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Plan's participants and beneficiaries and the Company's shareholders to amend Article II of the Plan to limit the number of shares any participant may receive through the grant of options and stock appreciation rights in any one year.

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. Effective January 20, 1999, Article II of the Plan is amended by adding a new last paragraph to Article II to read as follows:

          No one person participating in the Plan
          may receive Options, Stock Appreciation
          Rights or any combination thereof for more than 100,000 shares of Company stock in any one year.